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           BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST IV
  SENIOR/ SUBORDINATE PASS-THROUGH CERTIFICATES
      SERIES 1998-1, INVESTOR NUMBER 19982001

MONTHLY SERVICING SUMMARY                                                    PERIOD ENDING:          04/30/98
----------------------------------------------------------------------------------------------------------------------------------
                                                                             Pass Through
                                                                                 Rate            Balance            Pool Factor
                                                                          ----------------   ----------------     ----------------
                                                                       BOP  Scheduled Pool    $887,000,000.26          99.0574364%
                                                                       EOP  Scheduled Pool     878,279,525.95          98.0835606%
Determination Date:             05/06/98             Class A-1 Certificate         6.4700%     717,099,433.39          97.6628760%
Remittance Date:                05/11/98             Class M Certificate           6.9400%      67,158,000.00         100.0000000%
Prior Period WAC                   10.40%            Class B-1 Certificate         7.8100%      53,727,000.00         100.0000000%
Current Period WAC                 10.40%            Class B-2 Certificate         8.0000%      40,295,092.56         100.0000000%


I.  RECAP OF POOL:                          LOAN
                                            COUNT         CLASS A-1            CLASS M          CLASS B-1            CLASS B-2
                                           --------    ----------------   ----------------   ----------------     ----------------
    Beginning Certificate Balance            33,309     $725,819,907.70     $67,158,000.00     $53,727,000.00       $40,295,092.56
    Scheduled Principal Reduction                        (2,124,666.75)               0.00               0.00                 0.00
    Partial Principal Prepayments                          (443,054.16)               0.00               0.00                 0.00
    Principal Prepayments In Full             (251)      (5,768,873.89)               0.00               0.00                 0.00
    Contract Liquidations                      (17)        (383,879.51)               0.00               0.00                 0.00
    Contract Repurchases                          0                0.00               0.00               0.00                 0.00
    Previously Undistributed Shortfalls                            0.00               0.00               0.00                 0.00
                                           --------    ----------------   ----------------   ----------------     ----------------
    Remaining Certificate Balance            33,041     $717,099,433.39     $67,158,000.00     $53,727,000.00       $40,295,092.56
                                           --------    ----------------   ----------------   ----------------     ----------------
                                           --------    ----------------   ----------------   ----------------     ----------------


II. DISTRIBUTIONS:
                                                          CLASS A-1            CLASS M          CLASS B-1            CLASS B-2
                                                       ----------------   ----------------   ----------------     ----------------
    Principal Distribution Amount                         $8,720,474.31              $0.00              $0.00                $0.00
    Scheduled Interest Distribution                        3,913,379.00         388,397.10         349,673.23           268,633.95
    Unpaid Interest Shortfall Current                              0.00               0.00               0.00                 0.00
    Previously Undistributed Interest Shortfalls                   0.00               0.00               0.00                 0.00
                                                       ----------------   ----------------   ----------------     ----------------
    Total                                                $12,633,853.31        $388,397.10        $349,673.23          $268,633.95
                                                       ----------------   ----------------   ----------------     ----------------
                                                       ----------------   ----------------   ----------------     ----------------

                                                                                             ----------------
    AVAILABLE DISTRIBUTION AMOUNT:                                                              15,251,896.50
                                                                                             ----------------
                                                                                             ----------------



III. MONTHLY ADVANCE
                                                   Monthly Advance Amount                               $0.00
                                              Outstanding Amount Advanced                               $0.00


IV. RESIDUAL INTEREST DISTRIBUTION AMOUNT                                                       $1,611,338.91
                                                                                             ----------------
                                                                                             ----------------


V.  SCHEDULED MONTHLY MORTGAGE PAYMENTS (P&I):                                                  $9,812,000.09
                                                                              Gross Int....    (7,687,333.34)
                                                                                             ----------------
                                                                              Principal....      2,124,666.75
                                                                                             ----------------
                                                                                             ----------------
VI. SERVICING FEE:                                                                                $739,166.67
                                                                                             ----------------
                                                                                             ----------------


VII. DELINQUENCY INFORMATION:
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                                                       Days Delinquent              Number    Actual Balance
                                                      -----------------   ----------------   ----------------
                                                           31 - 59                     259      $6,425,675.60
                                                           60 - 89                      63       1,682,633.61
                                                      -----------------   ----------------   ----------------
                                                          90 or more                     2          55,044.64
                                                      -----------------   ----------------   ----------------
                                                       Total Delinquent                324      $8,163,353.85
                                                                          ----------------   ----------------
                                                                          ----------------   ----------------


VII. REPOSSESSION INFORMATION:                                                       Number    Actual Balance
                                                                          ----------------   ----------------
                                                         BOP Repossessions              16        $368,469.13
                                                        Plus Repossessions              42       1,178,690.62
                                                                     Month
                                                         Less Liquidations            (17)      ($386,915.31)
                                                                          ----------------   ----------------
                                                         EOP Repossessions              41      $1,160,244.44
                                                                          ----------------   ----------------
                                                                          ----------------   ----------------
IX. REPURCHASES:
                                                                        Number       Actual Balance
                                                                 --------------------------------------------
                                                     Contracts Repurchased               0              $0.00
                                                               or Replaced
                                                       Eligible Substitute               0              $0.00
                                                                 Contracts
                                                                          ----------------   ----------------
                                                        Difference Paid By               0              $0.00
                                                                  Servicer
                                                                          ----------------   ----------------
                                                                          ----------------   ----------------


X.  RESERVE ACCOUNT SUMMARY:
                     Reserve Account Deposit Amount                                                     $0.00
                     Reserve Account Draw Amount                                                        $0.00
                     Distribution to Class R Certificateholder                                     $39,857.74
                     Ending Balance  at                         30-Apr-98                       $8,994,258.74

XI. DELINQUENCY RATIOS
                                                            Average 30-Day Delinquency Ratio            0.46%
                                                            Average 60-Day Delinquency Ratio            0.08%
                                                              Cumulative Realized Loss Ratio            0.02%
                                                                 Current Realized Loss Ratio            0.01%

XII. LIQUIDATION LOSSES:

                                                   Previous Period Aggregate Net Liquidation       $11,366.37
                                                                                     Losses:
                                                    Current Period Aggregate Net Liquidation      $172,365.35
                                                                                     Losses:
                                                          Current Period Liquidation Losses:      $160,698.98

XIV. CERTIFICATE ACCOUNT INTEREST:                                                                  $55,222.42
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